SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                    --------

Date of Report (Date of earliest event reported): June 25, 2003 (June 19, 2003)

                              FEDDERS CORPORATION
               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                   1-8831                   22-2572390
(State or Other Jurisdiction  (Commission File Number)       (IRS Employer
         of Incorporation)                                 Identification No.)

                             505 Martinsville Road
                     Liberty Corner, New Jersey 07938-0813
             (Address of Principal Executive Offices and Zip Code)
                                (908) 604-8686
             (Registrant's telephone number, including area code)

Item 5. Other events.

     Fedders Corporation issued a press release on June 19, 2003 announcing its financial results for the fiscal third quarter and nine months ended May 31, 2003 and May 31, 2002.

     A copy of the press release appears as Exhibit 99 to this Report and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)  The following is filed as an Exhibit to this Report:


Exhibit Number    Description
----------------------------------------------------
        99        Press Release dated June 19, 2003.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          FEDDERS CORPORATION

                                          By:/s/ Kent E. Hansen
                                             -----------------------------------
                                             Kent E. Hansen
                                             Executive Vice President and
                                             Secretary

Dated:  June 25, 2003

                                 EXHIBIT INDEX


Exhibit Number    Description
----------------------------------------------------
        99        Press Release dated June 19, 2003.

Exhibit 99

FEDDERS THIRD QUARTER SALES INCREASE 13.8%


LIBERTY CORNER, NJ - June 19, 2003 - Fedders Corporation (NYSE: FJC), a leading global manufacturer of air treatment products, including air conditioners, air cleaners, dehumidifiers and humidifiers, and thermal technology products, today reported third quarter sales of $194.2 million, a 13.8% increase from sales of $170.7 million in the prior fiscal-year period. Sales were higher primarily due to strong pre-season demand for air conditioners within the HVACR segment both in North America and internationally.

In the first nine months of fiscal 2003, sales were $304.8 million, an 8.1% increase from sales of $281.9 million in the comparable fiscal 2002 period. Sales in the Engineered Products segment continued to be adversely affected by weak demand in the capital equipment market for commercial and industrial air filtration products.

Gross profit margins for the fiscal 2003 third quarter were 23.2% compared to prior year of 24%. For fiscal 2003 year-to-date, gross margins were 22.3% compared to 22.9% for the same period in fiscal 2002.

Operating income for the quarter was $27.7 million compared to $24.4 million in the prior-year quarter. Net income applicable to common stockholders for the quarter increased 15% to $15.7 million or 53 cents per diluted share compared to net income of $13.6 million or 43 cents per diluted share in the third quarter of fiscal 2002.

Net income applicable to common stockholders for the first nine months of fiscal 2003 increased 88% to $4.7 million or 15 cents per diluted share compared to net income of $2.5 million or 8 cents per diluted share in the prior-year period.

This news release may include forward-looking statements that are covered under the "Safe-Harbor" clause of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current expectations and assumptions. Actual results could differ materially from those currently anticipated as a result of known and unknown risks and uncertainties including, but not limited to, weather and economic, political, market and industry conditions and reliance on key customers. Such factors are described in Fedders' SEC filings, including its most recently filed annual report on Form 10-K. The company disclaims any obligation to update any forward-looking statements to incorporate developments occurring after release of this announcement.

FEDDERS CORPORATION
RESULTS FOR THE THIRD QUARTER AND NINE MONTHS ENDED
MAY 31, 2003 AND MAY 31, 2002
(amounts in thousands, except per share data)


           Third Quarter (unaudited)                                   2003                    2002
                                                                                           (As Restated)(1)

           Net sales                                                    $194,173                $170,688
           Operating income                                               27,747                  24,443
           Net income                                                     15,948                  13,631
           Income applicable to common stockholders                       15,726                  13,631
           Income per common share:
             Basic                                                        $ 0.53                  $ 0.43
             Diluted                                                      $ 0.53                  $ 0.43
           Weighted average shares outstanding:
             Basic                                                        29,752                  31,932
             Diluted                                                      29,843                  31,942



           Nine Months (unaudited)                                     2003                    2002
                                                                                           (As Restated)(1)
           Net sales                                                    $304,833                $281,866
           Operating income                                               21,181                  17,059
           Net income                                                      5,116                   2,505
           Income applicable to common stockholders                        4,720                   2,505
           Income per common share:
             Basic                                                        $ 0.15                  $ 0.08
             Diluted                                                      $ 0.15                  $ 0.08
           Weighted average shares outstanding:
             Basic                                                        30,987                  31,176
             Diluted                                                      31,019                  31,180

           Selected balance sheet items as of
            May 31, 2003 and 2002 (unaudited)
                                                                       2003                    2002
                                                                                           (As Restated)(1)

           Cash and cash equivalents                                      39,460                  15,713
           Accounts receivable, net                                       90,704                  82,440
           Inventories, net                                              105,935                  75,176
           Accounts payable                                               97,952                  61,236
           Short-term notes                                               22,743                   8,591
           Long-term debt, including current portion                     164,636                 167,963


           THIRD QUARTER (unaudited)                                   2003          %         2002         %
                                                                                           (As Restated)(1)
           Net sales                                                    $194,173     100.0      $170,688    100.0
           Costs and expenses:
            Cost of sales                                                149,074      76.8       129,787     76.0
            Selling, general and
             administrative expense                                       17,352       8.9        16,458      9.7

           Total costs and expenses                                      166,426      85.7       146,245     85.7

           Operating income                                               27,747      14.3        24,443     14.3

           Interest expense, net                                          (5,021)     (2.6)       (5,032)    (2.9)
           Partners' net interest
             in joint venture results                                      1,133       0.6           496      0.3
           Other income                                                     (231)     (0.1)          288      0.2

           Income before income taxes                                     23,628      12.2        20,195     11.9

           Provision for income taxes                                      7,680       4.0         6,564      3.9

           Net income                                                     15,948       8.2        13,631      8.0

           Preferred stock dividend                                         (222)     (0.1)            -        -

           Income applicable to common stockholders                       15,726       8.1        13,631      8.0

           Income per common share:
             Basic                                                        $ 0.53                  $ 0.43
             Diluted                                                      $ 0.53                  $ 0.43
           Weighted average shares outstanding:
             Basic                                                        29,752                  31,932
             Diluted                                                      29,843                  31,942


           NINE MONTHS (unaudited)                                        2003         %         2002         %
                                                                                           (As Restated)(1)
           Net sales                                                    $304,833     100.0      $281,866    100.0
           Costs and expenses:
            Cost of sales                                                236,979      77.7       217,462     77.1
            Selling, general and
             administrative expense                                       46,673      15.3        47,345     16.8

           Total costs and expenses                                      283,652      93.0       264,807     93.9

           Operating income                                               21,181       7.0        17,059      6.1

           Interest expense, net                                         (14,300)     (4.7)      (14,414)    (5.1)
           Partners' net interest
             in joint venture results                                        255       0.1           420      0.1
           Other income                                                      443       0.1           647      0.2

           Income before income taxes                                      7,579       2.5         3,712      1.3

           Provision for income taxes                                      2,463       0.8         1,207      0.4

           Net income                                                      5,116       1.7         2,505      0.9

           Preferred stock dividend                                         (396)     (0.1)                     -

           Income applicable to common stockholders                        4,720       1.6         2,505      0.9

           Income per common share:
             Basic                                                        $ 0.15                  $ 0.08
             Diluted                                                      $ 0.15                  $ 0.08
           Weighted average shares outstanding:
             Basic                                                        30,987                  31,176
             Diluted                                                      31,019                  31,180

           -----------
           (1) The unaudited condensed consolidated financial statements as of May 31, 2002 for the three and nine months then ended have been amended to reflect the elimination of intercompany profit and certain manufacturing variances included in ending inventory. The amendments affect quarterly results only and have no effect on the Company's previously reported full fiscal year results for the periods ended August 31, 2001 and 2002.

                                     ###

 Contact: Michael Giordano (908) 604 - 8686, or investorrelations@fedders.com